EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of PATRIOT NATIONAL BANCORP, INC. (the “Company”) on Form 10-K for the period ended 12/31/2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steven Sugarman and Carlos Salas, the Chief Executive Officer and the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven Sugarman
Steven Sugarman
President and Chief Executive Officer (Principal Executive Officer)

/s/ Carlos P. Salas
Carlos Salas
Chief Financial Officer (Principal Financial Officer)
Date: March 31, 2026
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.